Exhibit 99(d)

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Stockholders

Bowne and Co., Inc.:

      We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-102046, 333-64836, 333-79409, 333-81639, 2-96887, 33-48831, 33-35810 and 333-57045 and Form S-3 No. 333-18629, 333-25849 and 333-25861) of Bowne & Co., Inc. of our report dated February 19, 2003, except as to Note 16, which is as of September 10, 2003, with respect to the consolidated balance sheets of Bowne & Co., Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002 which report appears in the Form 8-K of Bowne & Co., Inc. dated September 11, 2003. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” in the year ended December 31, 2002, and the adoption of the provisions of Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” in the fourth quarter of the year ended December 31, 2002.

KPMG LLP

New York, New York

September 11, 2003